Exhibit 99.1

[LOGO]     Constellation
NEWS RELEASE

CONTACTS
Media Relations	Investor Relations
Mike Martin – 585-218-3669 Angie Blackwell – 585-218-3842	Patty Yahn-Urlaub – 585-218-3838 Bob Czudak – 585-218-3668

Constellation Brands to Buy
Fortune Brands’ U.S. Wine Business

FAIRPORT, N.Y., Nov. 12, 2007 – Constellation Brands, Inc. (NYSE: STZ, ASX: CBR) and Fortune Brands, Inc. (NYSE: FO) today announced that they have entered into an agreement under which Constellation will acquire Fortune’s U.S. wine business for $885 million, subject to post-closing adjustments.  The transaction is expected to close by Dec. 31, 2007.
The business to be acquired includes some of California’s most highly regarded wineries.  The portfolio represents approximately 2.6 million cases.  Brands being acquired include Clos du Bois, a leading super-premium wine, Geyser Peak and Wild Horse, a top luxury wine brand.  More than 1,500 acres of vineyards in Napa, Sonoma and Carneros, Calif., are included in the purchase, in addition to five California wineries.
“This portfolio is an excellent fit and furthers our strategy of exceeding consumer expectations and expanding our presence in the growing high-end segments of the wine market,” said Rob Sands, Constellation Brands president
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and chief executive officer.  “We are delighted about the prospect of adding these wineries and brands to our existing portfolio, which will enhance our growing position in the U.S. premium wine business.  As an example, Clos du Bois, a two million case brand, has a history of strong consumer brand equity, growth and profitability.  We also look forward to working with the people who have been responsible for the tremendous success of these wines.”
The company estimates that on a comparable basis this acquisition will be slightly accretive to diluted earnings per share for fiscal 2009 and modestly dilutive for fiscal 2008, assuming the transaction closes by Dec. 31, 2007.  A plan for the integration of this acquisition into Constellation will be finalized after the close of the transaction, and the company will determine the best way to effectively assimilate the brands and facilities.  The transaction will be financed with debt and is subject to customary and routine regulatory approvals and other closing conditions.
Conference Call Information
A Constellation Brands conference call to discuss this transaction is scheduled for Nov. 12, 2007, at 10:00 a.m. eastern.  Participants in the call will include President and Chief Executive Officer Rob Sands and Executive Vice President and Chief Financial Officer Bob Ryder.  The conference call can be accessed by dialing +973-935-8505 beginning 10 minutes prior to the start of the
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call.  A live, listen-only web cast of the conference call will be available on Constellation’s Internet Web site: www.cbrands.com, under “Investors,” together with a copy of this news release.  For anyone unable to participate in the conference call, a replay will be available on the company’s Web site until Nov. 21, 2007.
About Constellation Brands
Constellation Brands, Inc. is a leading international producer and marketer of beverage alcohol in the wine, spirits and imported beer categories, with significant market presence in the U.S., Canada, U.K., Australia and New Zealand.  Based in Fairport, N.Y., the company has more than 250 brands in its portfolio, sales in approximately 150 countries and operates approximately 60 wineries, distilleries and distribution facilities.  It is the largest wine producer in the world; the largest wine company in the U.S. based upon sales dollar value, the largest wine company in the U.K., Australia and Canada; the second largest wine company in New Zealand; the largest beer importer and marketer in the U.S. through its Crown Imports joint venture with Mexico’s Grupo Modelo; and the third largest spirits company in the U.S.  Constellation Brands is an S&P 500 Index and Fortune 500® company.  Major brands in the company’s portfolio include Corona Extra, Black Velvet Canadian Whisky, the SVEDKA vodka line, Robert Mondavi wines, Ravenswood, Blackstone, Hardys, Banrock Station, Nobilo, Kim Crawford, Inniskillin, Jackson-Triggs and Arbor Mist.  To learn more about Constellation Brands and its product portfolio visit the company’s Web site at www.cbrands.com.

Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934.  These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond Constellation’s control, which could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements.  Some of these risks and uncertainties include factors relating to Constellation’s ability to consummate the transaction, integrate the Beam Wine Estates’ business successfully and realize expected synergies, the continued strength of the Beam Wine Estates’ relationships with its employees, suppliers and customers, and the accuracy of

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the basis for forecasts relating to Beam Wine Estates’ business.  There can be no assurance that any transaction between Constellation and Fortune Brands will occur, or will occur on the timetable contemplated hereby.  All statements other than statements of historical facts included in this news release regarding Constellation's business strategy, future operations, financial position, prospects, plans and objectives of management, as well as information concerning expected actions of third parties, are forward-looking statements.  Although Constellation believes the expectations reflected in the forward-looking statements are reasonable, Constellation can give no assurance that such expectations will prove to be correct.  All forward-looking statements speak only as of the date of this news release.  Constellation undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  For additional information about risks and uncertainties that could adversely affect Constellation’s forward-looking statements, please refer to Constellation’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended Feb. 28, 2007.  The factors discussed in these reports could cause actual future performance to differ from current expectations.

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